EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Director Option Plan of Cell Genesys, Inc. of our report dated January 19, 2001, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Palo Alto, California

June 18, 2001

/s/ ERNST & YOUNG LLP